Exhibit 4.1

AMENDMENT NO. 2 TO EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 17, 2013 (this “Amendment No. 2”), is by and among DDR Corp. (f/k/a Developers Diversified Realty Corporation), a corporation organized under the laws of the State of Ohio (“DDR” or “Parent Borrower”), DDR PR Ventures LLC, S.E. (“DDRPR”) (DDR and DDRPR are collectively referred to as the “Borrower”), JPMorgan Chase Bank, N.A., a national banking association, and the several banks, financial institutions and other entities party to the Credit Agreement defined below, including each of Citibank, N.A. and Capital One, N.A., as a new Lender under the Credit Agreement (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., not individually, but as “Administrative Agent”, and Wells Fargo Bank, N.A., not individually, but as “Syndication Agent”. Reference is made to that certain Eighth Amended and Restated Credit Agreement, dated as of October 20, 2010, by and among DDR, DDRPR, the Lenders referenced therein and the Administrative Agent, which was amended by Amendment No. 1 to Eighth Amended and Restated Credit Agreement, dated as of June 28, 2011, by and among DDR, DDRPR, the Lenders referenced therein and the Administrative Agent (such agreement as so amended, the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.

RECITALS

WHEREAS, the Borrower has requested that the Lenders extend the Facility Termination Date and make other amendments to the Credit Agreement, and the Lenders are willing to make such changes as set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. As of the Amendment Effective Date (as defined in Section 3 hereof), the Credit Agreement is hereby amended as follows:

(a) The definition of “Capitalization Rate” set forth in Section 1.1 of the Credit Agreement is restated in its entirety to read as follows:

“‘Capitalization Rate’ means 7.25%.”

(b) Section 1.1 is amended by inserting the definition of “Extension Option” set forth below in the correct alphabetical order:

“‘Extension Option’ is defined in Section 2.28.”

(c) The definition of “Facility Termination Date” set forth in Section 1.1 of the Credit Agreement is restated in its entirety to read as follows:

“‘Facility Termination Date’ means April 3, 2017, subject to extension in accordance with Section 2.28.”

(d) Section 1.1 is amended by inserting the definition of “Notice to Extend” set forth below in the correct alphabetical order:

“‘Notice to Extend” is defined in Section 2.28.”

(e) The table in the first paragraph of Section 2.4 of the Credit Agreement is restated in its entirety to read as follows:

S&P Rating	Moody’s Rating	LIBOR Applicable Margin	ABR Applicable Margin	Facility Fee Rate
BBB+ or higher	Baa1 or higher	1.05%	0.05%	0.15%
BBB	Baa2	1.15%	0.15%	0.20%
BBB-	Baa3	1.40%	0.40%	0.30%
Less than BBB-	Less than Baa3	1.75%	0.75%	0.35%

(f) Article II of the Credit Agreement is amended by inserting the following new Section 2.28 immediately after Section 2.27:

“2.28. Extension of Facility Termination Date. The Borrower shall have two options (each, an “Extension Option”) to extend the then applicable Facility Termination Date for a period of six (6) months per extension (for a total extension of one (1) year). Subject to the conditions set forth below, the Borrower may exercise an Extension Option by delivering a written notice to Administrative Agent (who shall provide such notice, promptly upon receipt, to each of the Lenders) not more than one hundred twenty (120) days and not less than thirty (30) days prior to the then applicable Facility Termination Date (a “Notice to Extend”), stating that the Borrower has elected to extend the Facility Termination Date for six (6) months. The Borrower’s right to exercise each Extension Option shall be subject to the following terms and conditions: (i) there shall exist no Default or Unmatured Default on both the date the Borrower delivers the Notice to Extend to the Administrative Agent and on the then applicable scheduled Facility Termination Date, (ii) the Borrower shall have paid to the Administrative Agent for the account of each Lender for each extension an extension fee equal to 0.075% of such Lender’s percentage share of the Aggregate Commitment simultaneously with delivery of the Notice to Extend, (iii) the representations and warranties of the Borrower contained in Article V shall be true and correct in all material respects as of the date the Borrower delivers the Notice to Extend and the applicable Facility Termination Date; provided that any representation or warranty that is qualified as to “materiality”, Material Adverse Effect or similar language shall be true and correct in all respects on such date and any such representation or warranty that is stated to relate solely to an earlier date shall be true and correct on and as of such earlier date, and (iv) the Borrower shall be in compliance with the covenants contained in Article VI, as evidenced by a certificate from the Borrower of the sort required by Section 6.1(v) (based on financial results for the most recent calendar quarter for which the Borrower is required to report financial results).

(g) Section 6.18(vii) of the Credit Agreement is deleted in its entirety and the words “(vii) [Reserved]” are substituted in place thereof.

(h) Article VI of the Credit Agreement is amended by inserting the following new Section 6.21 immediately after Section 6.20:

“6.21. Certain Amendments to Other Loan Agreements. The Borrower will, as soon as possible and in any event within thirty (30) Business Days after January 17, 2013, execute and deliver to the Administrative Agent (a) an amendment to the Borrower’s Second Amended and Restated Secured Term Loan Agreement dated as of June 28, 2011 in order to revise the financial covenants set forth therein to be consistent with the financial covenants set forth in this Agreement, extend the maturity date thereof to be co-terminous with the Facility Termination Date hereunder, modify certain other terms thereof, including pricing, and reduce the principal amount of the loans thereunder to not more than up to $400,000,000 plus a $100,000,000 accordion, in form and substance satisfactory to the Administrative Agent; (b) an amendment to the Borrower’s approximately $65,000,000 credit facility with PNC Bank, National Association in order to revise the financial covenants set forth therein to be consistent with the financial covenants set forth in this Agreement and modify certain other terms thereof, in form and substance satisfactory to the Administrative Agent; and (c) an amendment to the Borrower’s approximately $350,000,000 unsecured term loan facility entered into on January 31, 2012, as amended by the First Amendment to Term Loan Agreement dated as of August 2, 2012, with Wells Fargo Bank, N.A., as administrative agent, in order to revise the financial covenants set forth therein to be consistent with the financial covenants set forth in this Agreement and modify certain other terms thereof, in form and substance satisfactory to the Administrative Agent.”

(i) Schedule 1 to the Credit Agreement is deleted in its entirety and Schedule 1 to this Amendment No. 2 is substituted in place thereof. On the Amendment Effective Date, the outstanding Loans shall be reallocated in accordance with the Domestic Revolving Commitments and Global Revolving Commitments, as applicable, set forth in such Schedule 1 attached to this Amendment No. 2.

Each of Citibank, N.A. and Capital One, N.A. hereby agrees to provide a new Domestic Revolving Commitment and a new Global Revolving Commitment in the amounts set forth on Schedule 1 attached to this Amendment No. 2. From and after the date hereof, each of

Citibank, N.A. and Capital One, N.A. agrees to become and shall be deemed to be a Lender for all purposes of the Credit Agreement, and each reference to the Lenders in the Credit Agreement shall be deemed to include each of Citibank, N.A. and Capital One, N.A. Each of Citibank, N.A. and Capital One, N.A. hereby appoints JPMorgan Chase Bank, N.A. as the Administrative Agent and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof.

On the Amendment Effective Date, the Commitments of each of Citicorp North America, Inc., Bank of America, N.A., ING Real Estate Finance (USA) LLC and Morgan Stanley Bank, N.A. (each, an “Exiting Lender”) shall be reduced to zero and each Exiting Lender shall cease to be a Lender under the Credit Agreement.

Each of the other Lenders party hereto confirms the amount of its Domestic Revolving Commitment and Global Revolving Commitment as set forth in Schedule 1 attached to this Amendment No. 2.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the Lenders and Administrative Agent to enter into this Amendment No. 2, DDR and DDRPR each represents and warrants to each Lender and Administrative Agent that the following statements are true, correct and complete:

(i) The Borrower has the corporate power and authority and legal right to execute and deliver this Amendment No. 2, the Credit Agreement as amended by this Amendment No. 2 (the “Amended Credit Agreement”) and any Notes executed in connection with this Amendment No. 2 (such Notes, together with this Amendment No. 2 and the Amended Credit Agreement, collectively, the “Amendment Documents”), to consummate the transactions contemplated therein and to perform its obligations thereunder. The execution and delivery by the Borrower of the Amendment Documents, the consummation of the transactions contemplated therein and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Amendment Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(ii) Neither the execution and delivery by the Borrower of the Amendment Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower’s or any Subsidiary’s articles of incorporation or by-laws, or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Amendment Documents other than the filing of a copy of this Amendment No. 2, or the filing of information concerning this Amendment No. 2, with the Securities and Exchange Commission.

(iii) this Amendment No. 2 has been duly executed and delivered by the Borrower;

(iv) the representations and warranties of the Borrower contained in Article V of the Credit Agreement are and will be true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of such dates; provided that any representation or warranty that is qualified as to “materiality”, Material Adverse Effect or similar language shall be true and correct in all respects on such date and any such representation or warranty that is stated to relate solely to an earlier date shall be true and correct on and as of such earlier date; and

(v) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment No. 2 that would constitute a Default or Unmatured Default.

SECTION 3. CONDITIONS TO EFFECTIVENESS

Except as set forth below, Section 1 of this Amendment No. 2 shall become effective only upon the satisfaction of the following conditions precedent (the “Amendment Effective Date”):

A. DDR, DDRPR, the Administrative Agent, and each of the Lenders shall have indicated their consent hereto by the execution and delivery of the signature pages hereof to the Administrative Agent.

B. The Administrative Agent shall have received a secretary’s certificate of the Borrower (i) either confirming that there have been no changes to its organizational documents since October 20, 2010, or if there have been changes to the Borrower’s organizational documents since such date, certifying as to such changes, and (ii) certifying as to resolutions and incumbency of officers with respect to this Amendment No. 2 and the transactions contemplated hereby.

C. The Administrative Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 9.7 of the Credit Agreement), incurred in connection with this Amendment No. 2.

D. Delivery to the Administrative Agent by Jones Day, as counsel to the Borrower, of an opinion addressed to the Lenders and the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

E. Payment by the Borrower of any mutually agreed upon compensation to the Lenders in connection with this Amendment No. 2.

F. The conditions set forth in Section 4.2 of the Credit Agreement shall have been satisfied and the Administrative Agent shall have received a certificate dated the Amendment Effective Date and executed by an Authorized Officer of the Borrower that such conditions have been satisfied.

G. Execution and delivery by the Borrower of Notes payable to Capital One, N.A., as a new Lender.

H. Upon satisfaction of the foregoing conditions, the Administrative Agent shall deliver written notice to the Borrower and the Lenders of the Amendment Effective Date.

SECTION 4. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the effective date of this Amendment No. 2, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(ii) Except as specifically amended by this Amendment No. 2, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. DDR hereby ratifies and reaffirms its Qualified Borrower Guaranty made as of October 20, 2010 and confirms that such Qualified Borrower Guaranty shall remain in full force and effect after giving effect to this Amendment No. 2.

(iii) The execution, delivery and performance of this Amendment No. 2 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

C. Headings. Section and subsection headings in this Amendment No. 2 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 2 for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AMENDMENT NO. 2 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

E. Counterparts; Effectiveness. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment No. 2 (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 3 hereof) shall become effective upon the execution of a counterpart hereof by DDR, DDRPR and the Lenders and receipt by the Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

DDR CORP.

By:	/s/ David E. Weiss
Name:	David E. Weiss
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

DDR PR VENTURES LLC, S.E.

By:	/s/ David E. Weiss
Name:	David E. Weiss
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

JPMORGAN CHASE BANK, N.A., Individually and as Administrative Agent

By:	/s/ Kimberly Turner
Kimberly Turner
Executive Director
JPMorgan Chase Bank N.A.

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Sam Supple
Name: Sam Supple
Title: Senior Vice President

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ James Rolison
Name:	James Rolison
Title:	Managing Director

and

By:	/s/ George R. Reynolds
Name:	George R. Reynolds
Title:	Director

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Curt M Steiner
Name:	Curt M Steiner
Title:	Senior Vice President

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

THE BANK OF NOVA SCOTIA

By:	/s/ George Sherman
Name:	George Sherman
Title:	Director - REGAL

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

RBS CITIZENS, N.A.

By:	/s/ Samuel A. Bluso
Name:	Samuel A. Bluso
Title:	Senior Vice President

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

THE BANK OF NEW YORK MELLON

By:	/s/ Helga Blum
Name:	Helga Blum
Title:	Managing Director

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

UBS LOAN FINANCE LLC

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

and

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

CITIBANK, N.A., as New Lender

By:	/s/ John C. Rowland
Name:	John C. Rowland
Title:	Vice President

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

GOLDMAN SACHS BANK USA

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

REGIONS BANK

By:	/s/ Robert P. MacGregor
Name:	Robert P. MacGregor
Title:	Director

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

ROYAL BANK OF CANADA

By:	/s/ G. David Cole
Name:	G. David Cole
Title:	Authorized Signatory

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Jonathan Slusher
Name:	Jonathan Slusher
Title:	Assistant Vice President

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ John E. Wilgus, II
Name: John E. Wilgus, II
Title: Senior Vice President

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

THE HUNTINGTON NATIONAL BANK

By:	/s/ Arthur N. DePompei
Name: Arthur N. DePompei
Title: Vice President

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ William G. Karl
Name: William G. Karl
Title: General Manager

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

THE NORTHERN TRUST COMPANY

By:	/s/ Blake J Lunt
Name: Blake J Lunt
Title: Second Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Greg Cullum
Name: Greg Cullum
Title: Sr. Vice President

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

CAPITAL ONE, N.A.

By:	/s/ Marlene Schwartz
Name: Marlene Schwartz
Title: Senior Vice President

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

CITICORP NORTH AMERICA, INC., as Exiting Lender

By:	John C. Rowland
Name: John C. Rowland
Title: Vice President

[Signature Page - Amendment No. 2 to 8th A/R DDR Credit Agreement]

Schedule 1

Commitments

Lender	Domestic Revolving Commitment	Global Revolving Commitment	Total
JPMorgan Chase Bank, N.A.	$57,304,964.54	$22,695,035.46	$80,000,000.00
Wells Fargo Bank, National Association	57,304,964.54	22,695,035.46	80,000,000.00
U.S. Bank National Association	42,978,723.40	17,021,276.60	60,000,000.00
The Bank of Nova Scotia	42,978,723.40	17,021,276.60	60,000,000.00
Deutsche Bank AG New York Branch	39,397,163.12	15,602,836.88	55,000,000.00
Royal Bank of Canada	35,815,602.83	14,184,397.17	50,000,000.00
UBS Loan Finance LLC	32,234,042.55	12,765,957.45	45,000,000.00
Goldman Sachs Bank USA	32,234,042.55	12,765,957.45	45,000,000.00
KeyBank National Association	28,652,482.27	11,347,517.73	40,000,000.00
RBS Citizens, N.A.	28,652,482.27	11,347,517.73	40,000,000.00
The Bank of New York Mellon	28,652,482.27	11,347,517.73	40,000,000.00
Citibank, N.A.	28,652,482.27	11,347,517.73	40,000,000.00
Regions Bank	35,000,000.00	0.00	35,000,000.00
Huntington National Bank	14,326,241.14	5,673,758.86	20,000,000.00
Sumitomo Mitsui Banking Corporation	14,326,241.14	5,673,758.86	20,000,000.00
Capital One, N.A.	7,163,120.57	2,836,879.43	10,000,000.00
PNC Bank, National Association	7,163,120.57	2,836,879.43	10,000,000.00
The Northern Trust Company	7,163,120.57	2,836,879.43	10,000,000.00
First Tennessee Bank National Association	10,000,000.00	0.00	10,000,000.00
Total	$550,000,000.00	$200,000,000.00	$750,000,000.00